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                                                                    Exhibit 99.1




                          KEY AUTO FINANCE TRUST 1997-1
                        OFFICER'S CERTIFICATE OF SERVICER


To:    Chase Manhattan Bank Delaware, as Owner Trustee
       Bankers Trust Company, as Indenture Trustee
       Moody's Investors Service, Inc.
       Standard & Poor's Ratings Group
       Fitch Investors Service, L.P.


         Pursuant to Section 4.10 of the Sale and Servicing Agreement dated as of February 21, 1997 among Key Auto Finance Trust 1997-1, as Issuer, Key Consumer Acceptance Corporation, as Seller, Key Bank USA, National Association, as Servicer and Bankers Trust Company, as Indenture Trustee (the "Agreement"), the undersigned hereby certifies that (i) a review of the activities of Servicer from the Closing Date (February 21, 1997) through December 31, 1997, and of its performance under the Agreement has been made under the undersigned officer's supervision and (ii) to the best of the undersigned officer's knowledge, based on such review, Servicer has fulfilled all its obligations in all material respects under the Agreement throughout such period.


         IN WITNESS WHEREOF, I have executed this Certificate this 26th day of March, 1998.


                                      KEY BANK USA, NATIONAL ASSOCIATION
                                      as Servicer


                                      By:       /S/ Craig T. Platt
                                         ---------------------------------------
                                            Craig T. Platt
                                            Senior Vice President




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